POSTAL REALTY TRUST, INC. REPORTS THIRD QUARTER 2026 RESULTS

- Net Income of $0.16 Per Diluted Share -
- Acquired 145 USPS Properties for $82.0 Million -
- Increased 2026 Acquisition Guidance $37.5 Million at the Midpoint to $185 Million - $200 Million -
- Achieved BBB Investment Grade Rating from Fitch -
- Q3 2026 AFFO Per Diluted Share of $0.36, Representing 9.1% Growth Y/Y -
- Increased 2026 AFFO Guidance $0.01 to $1.42 - $1.44 Per Diluted Share, Representing 8.3% Growth at Midpoint, Y/Y -
- $116.9 Million of Net Equity Sales via ATM Program Since Second Quarter -

Cedarhurst, New York, November 3, 2026 (GLOBE NEWSWIRE) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 2,400 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, today announced results for the quarter ended September 30, 2026.

Highlights for the Quarter Ended September 30, 2026

•Net income attributable to common shareholders of $5.6 million, or $0.16 per diluted share
•Acquired 145 USPS properties for $82.0 million, excluding closing costs
•Rental income increased 25.2% from third quarter 2025 to third quarter 2026, reflecting internal growth and acquisitions
•Funds from Operations ("FFO") of $14.0 million, or $0.36 per diluted share
•Adjusted Funds from Operations ("AFFO") of $13.9 million, or $0.36 per diluted share
•As previously disclosed, extended and expanded aggregate unsecured credit facilities to $615 million
•93% of debt outstanding fixed (taking into account interest rate hedges), with a weighted average maturity of 3.2 years and no maturities until 2028
•Balance sheet well positioned with 3.5x Pro Forma Net Debt to Run-Rate Adjusted EBITDA
•Subsequent to quarter end, the Company announced a quarterly dividend of $0.245 per share

“This marks another milestone quarter for Postal Realty. We reported leading AFFO per share growth and delivered record acquisitions volume, while utilizing equity markets to make our balance sheet even stronger,” said Andrew Spodek, Chief Executive Officer of Postal Realty Trust. Mr. Spodek continued, “With a robust pipeline of acquisitions, north of $340 million of liquidity and a cost of capital we can deploy to grow earnings, I have never been more confident in our ability to continue scaling this platform."

Property Portfolio & Acquisitions

The Company’s owned portfolio was 99.8% occupied, comprised of 2,159 properties across 49 states and one territory with approximately 7.9 million Net Leasable Interior Square Feet and a weighted average rental rate of $12.69 per square foot is based on rents in place as of September 30, 2026. The weighted average rental rate consisted of $14.68 per Net Leasable Interior Square Foot on last-mile and flex properties and $5.16 on industrial properties.

During the third quarter, the Company acquired 145 last-mile and flex properties leased to the USPS for $82.0 million excluding closing costs, comprising approximately 387,000 Net Leasable Interior Square Feet at a weighted average rental rate of $15.34 per square foot based on rents in place as of September 30, 2026. These acquisitions were completed at a weighted average cash capitalization rate of approximately 6.9%.

Balance Sheet & Capital Markets Activity

As of September 30, 2026, the Company had approximately $2.2 million of cash and property-related reserves, and approximately $387 million of net debt with a weighted average interest rate of 3.9%. At the end of the quarter, 93% of the Company's debt outstanding was set to fixed rates (when taking into account interest rate hedges), and $264.0 million of the Company's revolving credit facility was undrawn.

During the third quarter, the Company issued approximately 3.3 million shares via the ATM for $72.2 million of net proceeds, consisting of regular-way sales accounting for 1.5 million shares and approximately $34.0 million of net proceeds, and settlement of a forward sale agreement consisting of 1.8 million shares and approximately $38.2 million of net proceeds. At the end of the third quarter, the Company had unsettled forward sale agreements covering 3.4 million shares, representing approximately $77.7 million of expected net proceeds, assuming full physical settlement based on the forward sales prices as of September 30, 2026. Subsequent to quarter end, and based on the initial forward sales prices of each issuance, the Company issued approximately 0.02 million shares via the ATM regular-way sales for $0.4 million of net proceeds, and entered into a forward sale agreement covering 0.2 million shares for an additional $4.8 million of net proceeds. As of November 3, 2026, forward sale agreements covering 3.6 million shares remain unsettled, representing approximately $82.5 million of expected net proceeds, and a weighted average initial gross price of $23.27, assuming full physical settlement. Forward sale prices are subject to adjustment, and actual proceeds will depend on the timing and method of settlement.
Additionally, during the third quarter, the Company issued approximately 313,000 common units in its operating partnership as part of the consideration for acquisitions at an average price per unit of $23.06.
Dividend

On November 2, 2026, the Company announced a quarterly dividend of $0.245 per share of Class A common stock. The dividend equates to $0.98 per share on an annualized basis. The dividend will be paid on November 27, 2026 to stockholders of record as of the close of business on November 13, 2026.

2026 Guidance

2026 Guidance

	Low		High
AFFO per Diluted Share(1)	$1.42	to	$1.44
Same Store Cash NOI Growth	6.0%	to	7.0%
Acquisition Volume	$185 million	to	$200 million
Cash G&A Expense	$11.5 million	to	$12.5 million

(1) The Company's AFFO per share guidance range includes de minimis estimated dilution due to the impact of the Company's outstanding forward equity calculated in accordance with the treasury stock method.

Note: The Company does not provide guidance with respect to the most directly comparable GAAP financial measure or provide reconciliations to GAAP from its forward-looking non-GAAP financial measures of AFFO per share guidance, Same Store Cash NOI and Cash NOI, due to the inherent difficulty of forecasting the effect, timing and significance of certain amounts in the reconciliation that would be required by Item 10(e)(1)(i)(B) of Regulation S-K. Examples of these amounts include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions or developments. In addition, certain non-recurring items may also significantly affect net income but are generally adjusted for in AFFO, Same Store Cash NOI and Cash NOI. Based on our historical experience, the dollar amounts of these items could be significant, and could have a material impact on the Company's GAAP results for the guidance period.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the third quarter 2026 financial results on Wednesday, November 4, 2026, at 9:00 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 1:00 P.M. Eastern Time on Wednesday, November 4, 2026, through 11:59 P.M. Eastern Time on Wednesday, November 18, 2026, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13760645.
Non-GAAP Supplemental Financial Information

This press release uses the following non-GAAP financial measures: FFO; AFFO; EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Run-Rate Adjusted EBITDA (collectively, the "EBITDA Measures"); Net Debt and Pro Forma Net Debt (collectively, the "Net Debt

Measures"); and NOI, Cash NOI, and Same Store Cash NOI (collectively, the "NOI Measures"). Each is defined and reconciled to the most directly comparable GAAP measure in this press release. Occupancy and Net Leasable Interior Square Feet, operating metrics that are not non-GAAP financial measures, are also defined below. None of these non-GAAP financial measures are calculated in accordance with GAAP, and you should not consider them alternatives to net income or cash flows from operating activities or, in the case of the Net Debt Measures, total debt, each as determined in accordance with GAAP. Except as otherwise noted below, other REITs may not define these measures in the same manner as the Company does and therefore the Company's calculations may not be comparable to such other REITs.

Funds from Operations (FFO)

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company's computation of FFO may not be comparable to such other REITs.

Adjusted Funds from Operations (AFFO)

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding expenditures that (i) are for items identified or existing at the time a property was acquired or contributed (including through the Company's formation transactions), (ii) are part of a strategic plan intended to increase the value or revenue-generating ability of a property, (iii) are for replacements of roof or parking lots, (iv) are considered infrequent or extraordinary in nature, or (v) are for casualty damage), acquisition-related expenses (defined as expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company's existing portfolio, including due diligence costs for acquisitions not consummated and certain professional fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized, and certain other non-recurring expenses, and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including (a) lump sum catch up amounts for increased rents, net of any lease incentives and (b) beginning in Q2 2026, amortization of investment in financing leases, net), fair value lease adjustments, non-real estate depreciation and amortization (which beginning in Q1 2026 includes amortization of software development costs), non-cash components of compensation expense and casualty losses (recoveries). The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company's ability to make capital investments.

EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Run-Rate Adjusted EBITDA

The Company computes EBITDA as earnings before interest, income taxes, depreciation and amortization, and uses EBITDA as a measure of its operating performance and not as a measure of liquidity. Adjusted EBITDA starts with EBITDA and adjusts for acquisition-related expenses (as defined above), certain other non-recurring expenses, gains (losses) on the sale of real estate assets, casualty and impairment losses (gains), net, and non-cash components of compensation expense. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Run-Rate Adjusted EBITDA is Annualized Adjusted EBITDA adjusted for the estimated annualized run-rate impact of the Company’s investment and disposition activity during the quarter, calculated as if such activity had occurred on the first day of the quarter. The Company presents the EBITDA Measures because similar measures are commonly used in its industry and the Company believes they are useful to investors and analysts because they provide important supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. Run-Rate Adjusted EBITDA was previously referred to as Pro Forma Annualized Adjusted EBITDA and is calculated consistently with prior periods.

Net Debt and Pro Forma Net Debt

The Company calculates (i) Net Debt as total debt less cash and property-related reserves and (ii) Pro Forma Net Debt as Net Debt less (a) the net value of unsettled forward equity as of period end and (b) the net value of equity sold after period end, including on a forward basis, through the date of this press release. Because each of these amounts could be used to repay debt, the Company believes these measures provide an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts. Pro Forma Net Debt was previously referred to as Pro Forma Adjusted Net Debt and is calculated consistently with prior periods.

Net Leasable Interior Square Feet
The Company defines Net Leasable Interior Square Feet as the sum of (i) the leasable interior square footage of buildings owned by the Company and (ii) beginning in Q3 2026, for properties where the Company owns the land subject to a ground lease and the tenant owns the building, the interior square footage of the building on that land. Square footage is based on Company records where available; where Company records are not available, on USPS-reported data; and where neither is available, on other publicly available sources. Weighted average rental rate per square foot is calculated using Net Leasable Interior Square Feet, including square footage attributable to tenant-owned buildings on ground-leased land.

Net Operating Income (NOI), Cash NOI and Same Store Cash NOI

The Company computes NOI as rental income, tenant reimbursements and revenue from direct financing leases less real estate taxes and property operating expenses (excluding property management expenses). NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. The Company believes NOI provides useful and relevant information because it reflects only those revenue and expense items that are incurred at the property level and presents such items on an unlevered basis. We further adjust NOI for non-cash revenue components of straight-line rent and other non-cash adjustments to derive Cash NOI. We further adjust Cash NOI for other adjustments that primarily consist of adjustments to NOI based on contractual lease terms and due to disposed and non-stabilized properties and Cash NOI for recently acquired properties to derive Same Store Cash NOI. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. Same Store Cash NOI is considered by management to be an important operating performance measure frequently used by analysts and investors because it includes only the Cash NOI of operating properties that have been owned and stabilized for the entire current and prior year reporting periods.

Occupancy

The Company calculates occupancy by dividing the amount of the Company's owned portfolio's total Net Leasable Interior Square Feet currently under lease agreements, regardless of the actual use or occupation by the tenant of the area being leased, by the Company's owned portfolio's total Net Leasable Interior Square Feet.

Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO, AFFO, the EBITDA Measures, Net Debt Measures, the NOI Measures and Occupancy, together with the required GAAP presentation where available, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing and close on pending transactions on the terms or timing it expects, if at all, are based on the Company's current expectations and assumptions regarding capital market conditions, the Company’s business, the economy, the Company's 2026 and

2027 guidance, the Company's beliefs regarding AFFO and Same Store Cash NOI growth, the Company's expectations regarding the settlement of open forward equity positions and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 2,400 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contact:

Steve Bakke
EVP and Chief Financial Officer
Email: Sbakke@postalrealty.com
Phone: (516) 734-0420

Jordan Cooperstein
Senior Vice President of Finance, Capital Markets
Email: Jcooperstein@postalrealty.com
Phone: (516) 295-7820

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Rental income	$29,651	$23,692	$83,787	$67,902
Fee and other	627	634	1,721	1,925
Total revenues	30,278	24,326	85,508	69,827

Operating expenses:
Real estate taxes	3,393	2,865	9,664	8,287
Property operating expenses	2,899	2,355	8,306	6,800
General and administrative	5,091	3,751	15,193	13,003
Casualty and impairment (gains) losses, net	(39)	97	(213)	(98)
Depreciation and amortization	7,033	6,109	20,163	17,647
Total operating expenses	18,377	15,177	53,113	45,639

Gain (loss) on sale of real estate assets	—	—	30	(49)

Income from operations	11,901	9,149	32,425	24,139

Other income	—	—	—	30

Interest expense, net:
Contractual interest expense	(4,274)	(3,903)	(12,976)	(11,157)
Write-off and amortization of deferred financing fees and amortization of debt discounts	(402)	(215)	(933)	(637)
Loss on early extinguishment of debt	(232)	(142)	(232)	(142)
Interest income	2	—	2	7
Total interest expense, net	(4,906)	(4,260)	(14,139)	(11,929)

Income before income tax expense	6,995	4,889	18,286	12,240
Income tax expense	(14)	(6)	(64)	(30)

Net income	6,981	4,883	18,222	12,210
Net income attributable to operating partnership unitholders’ non-controlling interests	(1,377)	(1,073)	(3,740)	(2,704)

Net income attributable to common stockholders	$5,604	$3,810	$14,482	$9,506

Net income per share:
Basic	$0.16	$0.13	$0.42	$0.32
Diluted	$0.16	$0.13	$0.42	$0.32
Weighted average common shares outstanding:
Basic	30,341,104	24,627,866	28,282,282	23,810,318
Diluted	30,586,891	24,627,866	28,556,965	23,810,318

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value and share data)

	September 30, 2026	December 31, 2025

Assets
Investments:
Real estate properties, at cost:
Land	$217,666	$163,485
Building and improvements	712,703	603,390
Tenant improvements	9,513	8,649
Total real estate properties, at cost	939,882	775,524
Less: Accumulated depreciation	(89,189)	(74,769)
Total real estate properties, net	850,693	700,755
Investment in financing leases, net	15,769	15,851
Total real estate investments, net	866,462	716,606
Cash	1,764	1,454
Escrow and reserves	605	643
Rent and other receivables	8,919	5,232
Prepaid expenses and other assets, net	18,645	11,800
Goodwill	1,536	1,536
Deferred rent receivable	9,499	5,373
Lease intangible assets, net	23,390	16,413
Assets held for sale, net	415	—
Total Assets	$931,235	$759,057

Liabilities and Equity
Liabilities:
Term loans, net	$337,610	$288,313
Revolving credit facility	11,000	39,000
Secured and other borrowings, net	36,375	33,828
Accounts payable, accrued expenses and other, net	19,157	18,597
Below market leases, net	24,971	19,758
Total Liabilities	429,113	399,496
Commitments and Contingencies
Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized; 33,460,576 and 26,849,381 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	335	268
Class B common stock, par value $0.01 per share; 27,206 shares authorized; 27,206 shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	480,683	358,001
Accumulated other comprehensive income	7,832	954
Accumulated deficit	(80,787)	(74,024)
Total Stockholders’ Equity	408,063	285,199
Operating partnership unitholders’ non-controlling interests	94,059	74,362
Total Equity	502,122	359,561
Total Liabilities and Equity	$931,235	$759,057

Postal Realty Trust, Inc.
Reconciliation of Net Income to Same Store Cash NOI
(Unaudited)
(In thousands)

For the Year Ended December 31, 2025
Net income	$18,098
Excluded revenue(1)	(1,481)
Income tax expense	27
Interest expense, net	16,243
Depreciation and amortization	23,989
Casualty and impairment (gains), net	(775)
General and administrative	17,192
Property management expenses	3,031
Loss on sale of real estate	49
Other income	(30)
Net Operating Income ("NOI")	$76,343
Straight-line rent and other non-cash adjustments	(7,349)
Deferred ground leases	23
Cash NOI ("Cash NOI")	$69,017
Other adjustments(2)	103
Cash NOI for recently acquired properties	(4,417)
Same Store Cash NOI	$64,703
Explanatory Notes:
(1) Excluded revenue primarily consists of property management fees and professional services
(2) Other adjustments primarily consists of adjustments to NOI based on contractual lease terms, and due to disposed and non-        stabilized properties

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share and per share data)

For the Three Months Ended September 30, 2026
Net income	$6,981
Depreciation and amortization of real estate assets	7,005
FFO	$13,986
Recurring capital expenditures	(308)
Write-off and amortization of deferred financing fees and amortization of debt discounts	402
Loss on early extinguishment of debt	232
Straight-line rent and other adjustments	(1,502)
Fair value lease adjustments	(994)
Acquisition-related and other expenses	247
Casualty gains	(39)
Non-real estate depreciation and amortization	32
Non-cash components of compensation expense	1,867
AFFO	$13,923

FFO per common share and common unit outstanding-diluted	$0.36
AFFO per common share and common unit outstanding-diluted	$0.36

Weighted average common shares and common units outstanding
Basic	38,430,719
Diluted	38,676,506

Postal Realty Trust, Inc.
Reconciliation of Net Income to Run Rate Adjusted EBITDA
(Unaudited)
(In thousands)

For the Three Months Ended September 30, 2026
Net income	$6,981
Contractual interest expense	4,274
Write-off and amortization of deferred financing fees and amortization of debt discounts	402
Loss on early extinguishment of debt	232
Income tax expense (benefit)	14
Depreciation and amortization	7,037
EBITDA	$18,940
Acquisition-related and other expenses	247
Casualty and impairment (gains) losses, net	(39)
Non-cash components of compensation expense	1,867
Adjusted EBITDA	$21,015
Adjustment for Quarterly Acquisitions	888
Subtotal	$21,903
Annualized Adjusted EBITDA	$84,060
Run-Rate Adjusted EBITDA	$87,612

Postal Realty Trust, Inc.
Reconciliation of Debt Principal to Pro Forma Net Debt
(Unaudited)
(In thousands)

As of September 30, 2026
Debt Principal	$388,862
Less: Cash	1,764
Less: Escrow & Reserves	485
Net Debt	$386,613
Less: Value of Unsettled Forward Equity(1)	77,709
Subtotal	$308,904
Less: Subsequent Equity Sales (2)	5,181
Pro Forma Net Debt	$303,723

Explanatory Notes:
1.Calculated as the product of (x) 3,351,308 unsettled shares sold on forward and (y) the net forward sales price per share of all unsettled shares sold pursuant to forward agreements as of September 30, 2026
2.Calculated as the net proceeds of $0.4 million for the issuance of 16,035 shares and the product of (x) 220,335 unsettled shares sold on forward subsequent to the period and (y) the net forward sales price per share